Exhibit 10.2

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT
IN AND FOR SARASOTA COUNTY, FLORIDA

IBC Funds, LLC, a Nevada LLC,
Plaintiff,

v.                                                                           Case No. 2013 CA 5705

Drinks America Holdings, Ltd.,
a Delaware Corporation.
Defendant.
_______________________________/

ORDER GRANTING APPROVAL OF SETTLEMENT AGREEMENT

THIS MATTER having come on for a hearing on the 26th day of July, 2013 to approve the Settlement Agreement entered into as of July 25, 2013 between Plaintiff, IBC Funds, LLC (“Plaintiff”) and Defendant, Drinks America Holdings, Ltd. (“Defendant”) and collectively with Plaintiff, (“the parties”), and the court having held a hearing as to the fairness of the terms and conditions of the settlement agreement and being otherwise fully advised in the premises, the court hereby finds as follows:

1.           The court has been advised that the parties intended that the sale of the settlement shares (as defined by the Settlement Agreement, and hereinafter, the “shares”) to, and the resale of the settlement shares by, IBC Funds, LLC within the United States of America, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 3(a)(10) of the Securities Act based upon this court’s finding herein that the terms and conditions of the issuance of the settlement shares by Defendant to IBC Funds, LLC are fair to IBC Funds, LLC;

2.           The hearing having been scheduled upon the consent of IBC Funds, LLC and Drinks America Holdings, Ltd., IBC Funds, LLC has had adequate notice of the hearing and IBC Funds, LLC is the only party to whom settlement shares will be issued pursuant to the Settlement Agreement;

3.           The terms and conditions of the issuance of the shares in exchange for the release of certain claims that are set forth in the Settlement Agreement are fair to IBC Funds, LLC, the only party to whom the shares will be issued;

4.           The fairness hearing was open to IBC Funds, LLC.  IBC Funds, LLC was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this order.

It is therefore, ORDERED and ADJUDGED that the Settlement Agreement is hereby approved as fair to the party to whom the shares will be issues, within the meaning of Section 3(a)(10), of the Securities Act and that sale of the shares to, and the resale of the settlement shares in the United States of America by, IBC Funds, LLC assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act.

So Ordered this _____ day of _________, 2013.

ORIGINAL SIGNED JUL 26 2013 CHARLES E. WILLIAMS CIRCUIT JUDGE
____________________________________ CIRCUIT COURT JUDGE

Conformed copies to:
Charles N. Cleland, Jr., Esquire
Michael G. Brown, Esquire